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                                                                   Exhibit 10.12

                       [Commonwealth Partners Letterhead]

COMMONWEALTH PARTNERS NY, LLC "CONSULTING AGREEMENT"

PERSONAL AND CONFIDENTIAL

                                               December 13, 1999

Mr. Joseph Lechiara
Chief Financial Officer & Treasurer
AlphaCom, Inc.
1035 Rosemary Blvd., Suite I
Akron, OH 44306


                                               VIA FAX


Dear Joseph:

         This letter ("Engagement Letter") confirms that Commonwealth Partners NY, LLC ("Commonwealth," "we" or "our") has been engaged by Alpha.Com, Inc., its subsidiaries, successors, affiliates, (the "Company," "you" or "your") to act as their non-exclusive Consultant (and to perform other functions mutually agreed upon by the parties) for the purpose of rendering to you financial advice and other services in such capacity, on the terms and conditions hereinafter set forth. Our engagement shall become effective as of the date set forth above, however, any services to be performed by Commonwealth under this Engagement Letter will be requested in writing by the Company.

      1. CONFIDENTIALITY
         It is understood that during the course of this engagement Commonwealth will be furnishing proprietary and confidential advice and information to you relating to structure and capital sources developed by Commonwealth through its relationships with such sources and that, accordingly, any such information or any other information relating to Commonwealth's efforts on your behalf with third parties provided to you by Commonwealth, is confidential. You agree to treat as confidential any such information or related or similar information provided to you by Commonwealth and you will not, without our prior written consent, disclose such to any third party. We, in turn, will treat as confidential and will not, without your prior written consent, disclose to any third party any confidential information provided to Commonwealth by you. Notwithstanding the foregoing, the terms of this Paragraph 1 shall not apply to any information which is or becomes generally available to the public, is required by law to be disclosed, or is obtained from any third party which is in possession of such information through no fault of Commonwealth and is not under any obligation, to Commonwealth's knowledge, to treat such information as confidential.

      2. ENGAGEMENT FEE FOR ADVISORY SERVICES
         In addition to any amounts payable pursuant to Paragraph 6 hereof, the Company agrees to pay Commonwealth a nonrefundable engagement fee of 200,000 shares of the common stock of the Company or a new or successor entity or the surviving Company in any merger or acquisition, or such other consideration which may form all or part of the consideration paid or exchanged at any such closing or thereafter as part of the transaction or a combination of both said shares are payable 100,000 restricted shares upon the execution of this Engagement Letter and 100,000 registered shares payable between four and six months hence, plus a $10,000.00 per month advisory fee payable on the first day of each month after execution of this Engagement Letter. The cash portion of this Section 2 shall accrue until the Company obtains its first funding of at least $4,000,000.00. Said fee shall be payable for the financial advisory services to be provided by Commonwealth, as hereinafter set forth, ("Financial Advisory Fee") is due and payable upon your acceptance of




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this Engagement Letter. This fee is not contingent upon the consummation of any acceptance of this Engagement Letter transaction.

     3.   CONSULTING SERVICE
          Commonwealth will, throughout the term of this engagement, in consideration of the Consulting Fee set forth in Paragraph 2 above:

1. Commonwealth will introduce the Company to end user groups, joint venture partners, strategic alliances, funding sources, retail and institutional brokers, and other potential sources of business. Commonwealth during the term hereof, shall provide Company with the benefit of its industry knowledge and experience and it is understood and acknowledged by the Company that the value of Commonwealth's services to be rendered hereunder is related to the quality and not necessarily the quantity thereof.

2. Participate in strategic planning with management to analyze the Company's capital funding requirements and proposed financing sources, structures, mergers, acquisitions and consolidations or proposed transactions. Commonwealth will also advise and assist the Company in negotiations with potential capital sources, merger and/or acquisition candidates, and joint venture partners. All decisions with respect to potential transactions, however, will remain the sole responsibility and determination of the Company.

3. Commonwealth will, further, assist and advise the Company in the Company's preparation of any letters of intent, agreements, documents or materials that Commonwealth, in its sole discretion, deems appropriate to assess and achieve the financing objectives of the Company ("Materials"). It is understood that the Materials will be based upon assumptions and information provided by the Company, that Commonwealth would not be required to make or be responsible for any independent analysis or investigation of any information provided by the Company, and that Commonwealth is entitled to rely thereon. It is further agreed that Commonwealth assumes no responsibility or liability as to the truth, accuracy or completeness of such information, which the Company herewith warrants to Commonwealth, and that Commonwealth shall have the right to make appropriate disclaimers to any Materials with respect thereto. Although Commonwealth may review and make suggestions regarding the Materials, the contents, including, but not limited to, the completeness, truth and accuracy thereof, are the sole responsibility of the Company and are not that of Commonwealth.

4. Commonwealth will assist management of the Company in the preparation of presentation materials for the purpose of pursuing financing, which may include growth and acquisition financing.

5. Commonwealth will evaluate the Company's programs in the area of business plans, corporate goals, financial structures and organization and merger and acquisition plans that may include the creation of a global organization. Commonwealth has available for use by the Company resources necessary to create market and product exposure.

6. Commonwealth will act as non-exclusive financial advisor to the Company, which may include evaluation of the capital structure of the Company for future listing on the NASDAQ SC or NMS, Philadelphia and or London stock exchanges.

     4.   APPOINTMENT AS CONSULTANT AND FINDER FOR CAPITAL RAISING
          The Company hereby further appoints and retains Commonwealth, on a "best efforts" basis, as it's non-exclusive consultant and finder of debt and/or equity capital sources and capital. The Company understands, however, that Commonwealth itself shall not have any obligation hereunder as a result of such appointment to purchase any securities of the Company or to provide financing of any kind to the Company.

     5.   NON-CIRCUMVENTION
          During the term of this Engagement Letter, the Company, its officer, directors, employees, agents, affiliates and/or successors shall not directly or indirectly (i) offer any of its securities (or any instrument similar to securities) for sale or exchange to, or solicit any offer to purchase or exchange any of its securities (or any instrument similar to a security) from, or otherwise contact, approach or negotiate with respect thereto, any third party, or (ii) authorize anyone other than Commonwealth to act on the Company's behalf to place or exchange any
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of the Company's securities (or instruments similar to securities) with any third party, without first notifying Commonwealth.

     The Company shall promptly refer to Commonwealth all offers, inquiries and proposals relating to any placement or exchange of its securities made to the Company, resulting from any referral or introduction made by Commonwealth, at any time during the term of this Engagement Letter.

     The Company hereby agrees that its officers, directors, employees, agents, affiliates or successors, will not make any contact with, deal with or otherwise be involved in any future transaction(s) with any banking or lending institu-tions, trusts, corporations, companies or individuals, lenders or borrowers, buyers or sellers, including those specified herein, which were referred or introduced by Commonwealth to you, without the written consent of Commonwealth. You further agree that no effort shall be made to circumvent the terms of this Engagement Letter in an effort to amend or modify such terms, including, without limitation, the fee structure set forth herein.

     6.   COMPENSATION FOR CAPITAL RAISING EFFORTS
          In addition to, but not in lieu of, any other compensation or other sums payable to Commonwealth pursuant to this Engagement Letter, the Company agrees to pay Commonwealth a "Success Fee" equal to a percentage, as described herein, of the gross amount of any capital, or the value of any merger consideration, whether debt or equity, raised by Commonwealth or its sources previously identified by Commonwealth for the Company: (i) ten percent (10%) upto $2,000,000.00, (ii) seven percent (7%) above $2,000,000.00 upto
$5,000,000.00, (iii) five percent (5%) above $5,000,000.00, plus for each
$100,000.00 raised, 1000 restricted common shares of the Company, or a new or successor entity or the surviving Company in any merger or acquisition, to be issued by the Company upon exercise or conversion of any security or other instrument issued by the Company in any stage of financing. Additionally the Company agrees to pay Commonwealth a "Participation Success Fee" equal to a percentage, as described herein, of the gross amount of any capital, or the value of any merger consideration, whether debt or equity, when Commonwealth participates in the fund raising effort for or with the Company; (i) three percent (3%) upto $20,000,000.00, (ii) two percent (2%) above $20,000,000.00 upto $50,000,000.00, (iii) one percent (1%) above $50,000,000.00, said
"Participation Success Fee" shall be paid half in cash and half in restricted common shares of the Company, or a new or successor entity or the surviving Company in any merger or acquisition, to be issued by the Company upon exercise or conversion of any security or other instrument issued by the Company in any stage of financing. The Success Fee or Participation Success Fee shall be paid at the closing of any such transaction, in cash and securities, as described above, of the Company, or the surviving Company in any merger, or such other consideration which may form all or part of the consideration paid or exchanged at any such closing. In addition, if within thirty-six (36) months following expiration or termination of this Engagement Letter, for any reason except the gross and willful negligence or misconduct of Commonwealth, any transaction is closed with any structure or capital source that was identified by Commonwealth prior to such expiration or termination, the Success Fee shall be payable to Commonwealth in accordance with this Paragraph 6.

     7.   EXPENSES AND BREAK-UP FEE
          You hereby authorize Commonwealth to incur, and will reimburse Commonwealth by the end of the month for all approved expenses submitted within that month by the fifteenth of said month, against written vouchers therefor, for all reasonable and customary out-of-pocket expenses paid or incurred by us for goods and services which are necessary or appropriate in order to fulfill our obligations of this Engagement. The Company further agrees to pay Commonwealth, as liquidated damages, a "break-up" fee of Two Hundred Thousand Dollar, ($200,000.00), if the Company for any reason determines not to proceed with any financial transaction contemplated by this Engagement Letter after such transaction has been accepted in writing by the Company. Until such acceptance by the Company, the Company may, for any reason, refuse any transaction proposed by Commonwealth. The Company shall pay such fee in lieu of any damages thereby resulting to Commonwealth as a result of such withdrawal.
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      8. TERM OF AGREEMENT AND TERMINATION
         The term of this Agreement shall be twelve (12) months from the date first above set forth, unless extended by mutual agreement of the parties or previously terminated as hereinafter set forth.

         This Engagement Letter may be terminated by either party at any time upon sixty (60) days prior written notice, provided,however, that the provisions hereof relating to confidentiality (Par.1), the payment of fees and expenses (Pars. 2, 6 and 7), the right of first refusal (Par. 9), indemnifi-cation (Par. 10) and non-solicitation (Par. 5) will survive the expiration or earlier termination of the term of this Engagement letter, unless terminated by reason of the gross and willful negligence of misconduct of Commonwealth.

      9. RIGHT OF PARTICIPATION
         The Company hereby grants Commonwealth a continuing right of participation to raise any capital or advise with respect to any merger or similar transaction by the Company, and any subsidiary of the Company, including initial public offerings, whether debt or equity, public or private (except commercial bank lines of credit or short-term loans) for use in the normal course of the Company's business, for a period of three (3) years, commencing with the date first above set forth. The Company shall notify Commonwealth in writing of any such proposed financing (including the material terms thereof) and Commonwealth shall have five (5) days from receipt of such notice to provide such financing on the same or substantially similar terms mutually acceptable to the parties.

     10. INDEMNIFICATION
         If, in connection with any services which are the subject of our agreement, we become involved in any capacity in any action or legal proceeding brought due to any alleged acts of omissions by you, you agree to reimburse us for our reasonable out-of-pocket expenses, including fees and disbursements of our counsel. You also agree to indemnify and hold us harmless against any losses, claims, damages or liabilities to which we may become subject in any action or proceeding brought against us due to any acts or omissions by you in connection with the services which are the subject of this Engagement Letter; provided, however, that you shall not be liable with respect to any loss, claim damages or liability to the extent a court of competent jurisdiction shall have determined to have resulted from our willful misfeasance or gross negligence.

     11. MISCELLANEOUS
A. Independent Contractor Status. It is understood and agreed that the Company engages Commonwealth as an independent contractor, solely to provide the services described herein. Nothing contained in this Engagement Letter nor the performance of services contemplated hereby, or otherwise, shall create a fiduciary duty on the part of Commonwealth to the Company, nor shall Commonwealth have any duties, obligations or liability to the security holders of the Company or any third party in connection with its engagement hereunder.

B. Commonwealth's Efforts. Commonwealth undertakes this engagement and will work with you to achieve your desired objectives by using its best efforts, judgment and skill. Commonwealth makes no representation or guarantee regarding the outcome of our engagement. Commonwealth makes no representation or warranties that any financing or structuring is or will be available nor that any entity which desires or commits to provide financing or structuring would in fact honor its commitments. Commonwealth will not be liable for the Company's inability or failure to obtain financing or structuring through Commonwealth's efforts.

C. Governing Law. This Engagement Letter shall be governed by and construed in accordance with the internal laws of the State of New York, without any references to it, conflicts of laws principles.

D. Entire Understanding. This Engagement Letter contains the entire understandings between the Company and Commonwealth with reference to the subject matter hereof and supersedes any prior understandings and agreements related thereto, whether written or oral. This Engagement Letter may be executed in one or more counterparts, which together shall constitute a binding agreement. A signed facsimile will create and constitute an original, legally binding agreement on the party sending the same.

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E.   Cost of Obtaining Benefits. The Company shall reimburse Commonwealth for the full cost of any approved reasonable legal fees and expenses incurred by Commonwealth in obtaining the benefits to which it is entitled under the terms of this Engagement Letter.

F. Currency. All fees, values, computations and the like herein are expressed in U.S. Dollars.

G. Severability. In any provision of this Engagement Letter, or the applica-tion of such provision to any person or circumstance, shall be held invalid, the remainder of this Engagement Letter, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

H. Headings. The text in the headings of paragraphs and subparagraphs of this Engagement Letter are for convenience of identification only and do not constitute a part of any such paragraph and/or subparagraph.

     If the foregoing constitutes the agreement and understanding of the Company, please confirm this by signing and returning one copy of this Engagement Letter to the undersigned, whereupon this agreement shall become binding between you and Commonwealth as of the date first above written.

                                   Very truly yours,

                                   Commonwealth Partners NY, LLC


                                   /s/ Roger M. De Trano
                                   Roger M. De Trano
                                   Managing Member


Accepted and agreed,               /s/ William F. Palla
                                   William F. Palla
AlphaCom, Inc.                     Managing Member


/s/Joseph M. Lechiara
---------------------------------
Authorized Signature